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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           Indus International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                  94-3273443
 --------------------------------------      ----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



    60 Spear Street, San Francisco, CA                 94105
  --------------------------------------               -----
 (Address of principal executive offices)            (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, Par Value $.001
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                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Incorporated by reference to "Description of Newco Capital Stock" contained in the Joint Proxy Statement/Prospectus, dated August 12, 1997, included as part of the Registrant's Registration Statement on Form S-4 (File No. 333-33113).



ITEM 2.    EXHIBITS


           The following exhibits are filed as part of this registration statement:


           2.1* Agreement and Plan of Merger and Reorganization dated as of June 5, 1997 by and among the Registrant, The Indus Group, Inc. ("Indus") and TSW International, Inc. ("TSW")

           3.1*  Registrant's Certificate of Incorporation, as amended

           3.2*  Registrant's Bylaws

           4.1* Form of Registration Rights Agreement to be entered into among Registrant, Warburg, Pincus Investors, L.P. ("Warburg"), Robert
                 W. Felton, Richard W. MacAlmon, John W. Blend, III and John R. Oltman

           4.2* Form of Indus Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and each of Robert W. Felton, Richard W. MacAlmon, Michael E. Percy, Alan
                 G. Merten, Donald F. Robertson, Douglas R. Piper, Frank M. Siskowski and Edward R. Koepfler

           4.3* Form of TSW Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and each of Warburg, Christopher R. Lane, John F. Bartels, John W. Blend, III, Kenneth C. Colby, Jr., David J. Loesch, Allen D. Vaughn, John R. Oltman, George D. Busbee, William H. Janeway and Joseph
                 P. Landy

           4.4* Felton Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Robert W. Felton

           4.5* Warburg Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Warburg

           4.6* Nomination Agreement to be entered into among the Registrant, Warburg and Robert W. Felton

           4.7*  Specimen certificate for Registrant's Common Stock


-------------------
* Incorporated by reference to the corresponding exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-33113) filed on August 7, 1997.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 18, 1997

                                    Indus International, Inc.


                                    By:  /s/ FRANK M. SISKOWSKI
                                       ----------------------------
                                         Frank M. Siskowski
                                         Chief Financial Officer

                                      -3-
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                               INDEX TO EXHIBITS



Exhibit
Number                Exhibit Title
-------  ----------------------------------------

 2.1* Agreement and Plan of Merger and Reorganization dated as of June 5, 1997 by and among the Registrant, The Indus Group, Inc. ("Indus") and TSW International, Inc. ("TSW")

 3.1*  Registrant's Certificate of Incorporation, as amended

 3.2*  Registrant's Bylaws

 4.1* Form of Registration Rights Agreement to be entered into among Registrant, Warburg, Pincus Investors, L.P. ("Warburg"), Robert W. Felton, Richard W. MacAlmon, John W. Blend, III and John R. Oltman

 4.2* Form of Indus Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and each of Robert W. Felton, Richard
       W. MacAlmon, Michael E. Percy, Alan G. Merten, Donald F. Robertson, Douglas R. Piper, Frank M. Siskowski and Edward R. Koepfler

 4.3* Form TSW Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and each of Warburg, Christopher R. Lane, John
       F. Bartels, John W. Blend, III, Kenneth C. Colby, Jr., David J. Loesch, Allen D. Vaughn, John R. Oltman, George D. Busbee, William H. Janeway and Joseph P. Landy

 4.4* Felton Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Robert W. Felton

 4.5* Warburg Affiliate Agreement dated as of June 5, 1997 entered into among the Registrant, Indus, TSW and Warburg

 4.6* Nomination Agreement to be entered into among the Registrant, Warburg and Robert W. Felton

 4.7*  Specimen certificate for Registrant's Common Stock

----------------
* Incorporated by reference to the corresponding exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-33113) filed on August 7, 1997.

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